UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2025

Assure Holdings Corp.

(Name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7887 East Belleview Avenue, Suite 1100, Denver, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 287-3093)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 15, 2025, Assure Holdings Corp. (the “Company”) received a notice from the OTC Markets Group that due to the Company’s failure to meet the requirement to stay current in its filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as required under the continued listing requirements of the OTCQB and the expiation of the grace period granted thereunder to post such filings, quotations in the Company’s shares of common stock have been moved to the Expert Market.

This occurred because the Company has not filed its quarterly report on Form 10-Q for the quarter ended September 30, 2024.

Because of the restrictions imposed on securities quoted on the Expert Market, most investors will not be able to publicly sell their shares. Additionally, they will not have access to bid and ask prices or other information, including trading volume. As such, Expert Market shares are illiquid.

We are working on funding solutions for our working capital requirements to fund continued operations and we will proceed as quickly as possible with filing the missing report with the SEC at which time we will apply for relisting on the OTCQB Market. No assurance can be given that the Company will be successful in obtaining such financing and funding solutions sufficient to fund continued operations and file the missing report with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2025	ASSURE HOLDINGS CORP.

/s/ John Farlinger
John Farlinger
Chief Executive Officer

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